Exhibit 99.1

HV Bancorp, Inc.

3501 Masons Mill Road, Suite 401

Huntingdon Valley, PA 19006

Contact: Joseph C. O’Neill, Jr.

EVP/Chief Financial Officer

267-280-4000 x 232

joneill@huntingdonvalleybank.com

FOR IMMEDIATE RELEASE – November 17, 2016

HV BANCORP, INC. TO COMMENCE STOCK OFFERING

Huntingdon Valley, PA – November 17, 2016 – Huntingdon Valley Bank announced today that HV Bancorp, Inc., a newly formed corporation that is the proposed holding company for Huntingdon Valley Bank, is commencing its stock offering in connection with Huntingdon Valley Bank’s mutual-to-stock conversion.

HV Bancorp, Inc. is offering between 1,402,500 and 2,182,125 shares of common stock for sale at $10.00 per share. After the completion of the conversion and offering, HV Bancorp, Inc. will be 100% owned by public shareholders. The completion of the conversion and offering is subject to, among other things, selling a minimum of 1,402,500 shares in the offering, the receipt of all necessary final regulatory approvals and the approval of the members (depositors and certain borrowers) of Huntingdon Valley Bank eligible to vote at a special meeting to be held on January 4, 2017.

On or about November 19, 2016, offering materials will be mailed to Huntingdon Valley Bank depositors and certain borrowers eligible to purchase shares in the subscription offering. Proxy solicitation materials will also be mailed to members of Huntingdon Valley Bank eligible to vote. Shares of common stock not sold in the subscription offering may be offered for sale in a community offering to the general public, with a preference given to those residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties. The subscription offering and community offering, if any, are expected to expire at 5:00 p.m., Eastern Time, on December 13, 2016. The members’ meeting will be held on January 4, 2017.

HV Bancorp, Inc. has established a Stock Information Center to handle inquiries of its depositors, certain borrowers, and other prospective investors with respect to the subscription and community offerings. Copies of the prospectus and order forms for ordering stock in the subscription and community offerings may only be obtained from the Stock Information Center. The Stock Information Center’s telephone number is (215) 392-6070. The Stock Information Center will open on Monday, November 28, 2016, and hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P. is HV Bancorp, Inc.’s selling agent in the subscription and community offerings. Luse Gorman, PC is serving as legal counsel to HV Bancorp, Inc.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include: delays in consummation of the transactions contemplated by the Plan of Conversion; difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame; risks related to the real estate and economic environment, particularly in the market areas in which Huntingdon Valley Bank operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in HV Bancorp, Inc.’s filings with the Securities and Exchange Commission.

HV Bancorp, Inc. wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. HV Bancorp, Inc. wishes to advise readers that the factors listed above could affect HV Bancorp, Inc.’s financial performance and could cause HV Bancorp, Inc.’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. HV Bancorp, Inc. does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of the new holding company are not deposits or accounts, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.